UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2022 (the “Closing Date”), IronNet, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Tumim Stone Capital LLC (“Tumim Stone”), pursuant to which Tumim Stone has committed to purchase, subject to certain limitations, up to $175 million (the “Total Commitment”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Tumin Stone pursuant to which the Company agreed to file one or more registration statements (the “Registration Statement”), as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale of the shares of Common Stock that may be issued to Tumin Stone under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Tumim Stone, and Tumim Stone is obligated to purchase, up to the Total Commitment. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time in the Company’s sole discretion, over the period commencing once certain conditions specified in the Purchase Agreement are satisfied, including the filing and securing effectiveness of the Registration Statement, and ending on the first day of the month following the 36-month anniversary of the Closing Date (the “Termination Date”).

Under the terms and subject to the conditions of the Purchase Agreement, Tumim Stone has no right to require the Company to sell any shares of Common Stock to Tumim Stone, but Tumim Stone is obligated to make purchases as the Company directs, subject to certain conditions. Shares of Common Stock will be issued from the Company to Tumim Stone at either a (i) 3% discount to the average daily volume weighted average price (the “VWAP”) of the Common Stock during the three consecutive trading days from the date that a purchase notice with respect to a particular purchase (a “VWAP Purchase Notice”) is delivered from the Company to Tumim Stone (a “Forward VWAP Purchase”), or (ii) 5% discount to the lowest daily VWAP during the three consecutive trading days from the date that a VWAP Purchase Notice with respect to a particular purchase is delivered from the Company to Tumim Stone (an “Alternative VWAP Purchase”). Each VWAP Purchase Notice from the Company to Tumim Stone will specify whether the applicable purchase is a Forward VWAP Purchase or an Alternative VWAP Purchase, and will direct that Tumim Stone purchase the applicable number of shares of Common Stock at the applicable purchase price. There are no upper limits on the price per share that Tumim Stone must pay for shares of Common Stock. Actual sales of shares of Common Stock to Tumim Stone will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable New York Stock Exchange (“NYSE”) rules, the Company may not issue to Tumim Stone under the Purchase Agreement more than 17,743,727 shares of its Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, or (ii) the average purchase price per share paid by Tumim Stone for all shares of Common Stock, if any, that the Company elects to sell to Tumim Stone under the Purchase Agreement equals or exceeds $3.608, which was the arithmetic average of the five NYSE official closing prices for the Common Stock during the five-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of Common Stock under the Purchase Agreement under applicable NYSE rules.

Moreover, the Company may not issue or sell any shares of its Common Stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Tumim Stone beneficially owning more than 9.99% of the outstanding shares of the Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to Tumim Stone. The Company expects that any proceeds received by the Company from such sales to Tumim Stone will be used for working capital and general corporate purposes.

During the term of the Purchase Agreement, Tumim Stone has covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock.

As consideration for Tumim Stone’s commitment to purchase shares of the Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, the Company paid a cash fee of $1,750,000, or 1% of the Total Commitment, to Tumim Stone on the Closing Date.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, subject to certain conditions and the survival of certain provisions of the Purchase Agreement and the Registration Rights Agreement. The Purchase Agreement will automatically terminate upon the earlier to occur of the Termination Date, the date on which Tumim Stone shall have purchased the Total Commitment, the date on which the Common Stock shall have failed to be listed or quoted on any eligible market, or in the event of certain bankruptcy proceedings by or against the Company. In addition, Tumim Stone may terminate the Purchase Agreement upon (i) the occurrence of an event constituting a material adverse effect (as defined in the Purchase Agreement), (ii) the occurrence of a change of control transaction, (iii) the failure by the Company to file the Registration Statement by the applicable deadline set forth in the Registration Rights Agreement, (iv) the lapse of the effectiveness, or unavailability of, the Registration Statement for a period of 30 consecutive trading days or for more than an aggregate of 120 trading days in any 365-day period, (v) the suspension of trading of the Common Stock for a period of three consecutive trading days, or (vi) the material breach of the Purchase Agreement by the Company, which breach is not cured within the applicable cure period.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Tumim Stone represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Tumim Stone in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On February 14, 2022, the Company issued a press release (the “Press Release”) announcing that the Company entered into the Purchase Agreement and Registration Rights Agreement with Tumim Stone. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Registration Rights Agreement by and between IronNet, Inc. and Tumim Stone Capital LLC, dated February 11, 2022.

10.1	Common Stock Purchase Agreement by and between IronNet, Inc. and Tumim Stone Capital LLC, dated February 11, 2022.

99.1	Press release dated February 14, 2022.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ James C. Gerber
Date: February 14, 2022		James C. Gerber
Chief Financial Officer